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                                                                EXHIBIT 10.4

                           INTERIM SERVICES AGREEMENT


         THIS INTERIM SERVICES AGREEMENT ("Agreement"), dated as of September 23, 1998 (the "Effective Date"), is by and between QUALCOMM INCORPORATED, a Delaware corporation ("QUALCOMM"), and LEAP WIRELESS INTERNATIONAL, INC., a Delaware corporation ("Leap").

         WHEREAS, QUALCOMM and Leap have entered into a Separation and Distribution Agreement, dated as of the date hereof (the "Separation and Distribution Agreement"), which provides, among other things, subject to the terms and conditions thereof, for a transfer of assets and liabilities to Leap (the "Separation") and the distribution of the outstanding shares of Leap to QUALCOMM stockholders (the "Distribution"), and the execution and delivery of certain other agreements (the "Ancillary Agreements") in order to facilitate and provide for the foregoing; and

         WHEREAS, in order to facilitate an orderly transition under the Separation and Distribution Agreement, the parties desire that QUALCOMM provide to Leap the Services (as defined below) on the terms set forth herein.

         NOW, THEREFORE, in consideration of the above premises and for other good and valid consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE 1

                                    SERVICES

         1.1      Services.

                  (a) TYPE OF SERVICES. Except as otherwise provided herein, for the term determined pursuant to Section 1.2 hereof, QUALCOMM shall provide or cause to be provided to Leap such services as may reasonably be requested by Leap and approved by QUALCOMM (which approval may not unreasonably be withheld) from time to time following the date hereof (the "Services").

                  (b) SERVICES PERFORMED BY OTHERS. At its option and with the consent of Leap (which consent shall not unreasonably be withheld), QUALCOMM may cause any Service it is required to provide hereunder to be provided by any other person or entity that is providing, or may from time to time provide, the same or similar services for QUALCOMM.

         1.2 TERM. The term of this Agreement shall commence on the date of the Distribution and shall remain in effect until one year following the Distribution ("Expiration Date"), unless earlier terminated under Section 1.7 ("Termination Date"). This Agreement may be extended by the parties in writing either in whole or with respect to one or more of the Services; provided, however, that such extension shall only apply to the Service for which the Agreement was extended. The parties may agree on an earlier expiration date for a specific Service.



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         1.3      CHARGES AND PAYMENT.

                  (a) CHARGES FOR SERVICES. Leap shall pay to QUALCOMM the hourly rate of the employee(s) of QUALCOMM performing the Services plus associated general and administrative expenses and overhead (which the parties agree shall be in the aggregate an additional One hundred fifty percent (150%) of the hourly rate of the employees). In addition, Leap shall pay to QUALCOMM all out-of-pocket costs and expenses of QUALCOMM in performing such Services. To the extent feasible, Leap shall enter into direct arrangements to obtain products and services of third party vendors directly rather than having QUALCOMM provide such Services.

                  (b) PAYMENT TERMS. QUALCOMM shall bill Leap monthly for all charges pursuant to this Agreement. Such bills shall be accompanied by reasonable documentation or other reasonable explanation supporting such charges. Leap shall pay QUALCOMM for all Services provided hereunder within thirty (30) days after receipt of an invoice therefor. Late payments shall bear interest at the rate of 10% per annum, compounded monthly.

                  (c) PERFORMANCE UNDER ANCILLARY AGREEMENTS. Notwithstanding anything to the contrary contained herein, Leap shall not be charged under this Agreement for any Services that are specifically required to be performed by QUALCOMM for Leap under the Separation and Distribution Agreement or any other Ancillary Agreement and any such other Services shall be performed and charged for in accordance with the terms of the Separation and Distribution Agreement or such other Ancillary Agreement. Leap shall also not be charged for any services performed before the date of the Distribution.

         1.4      GENERAL OBLIGATIONS; STANDARD OF CARE.

                  (a) PERFORMANCE REQUIREMENTS: QUALCOMM. Subject to subsection 1.5(c), QUALCOMM shall maintain sufficient resources to perform its obligations hereunder. Where no specific performance requirements for a specific Service are agreed in writing, QUALCOMM shall use reasonable efforts to provide Services in accordance with the policies, procedures and practices in effect before the date hereof and shall exercise the same care and skill as it exercises in performing similar services for itself.

                  (b) TRANSITIONAL NATURE OF SERVICES; CHANGES. The parties acknowledge the transitional nature of the Services and that QUALCOMM may make changes from time to time in the manner of performing the Services (e.g., if QUALCOMM is making similar changes in performing similar services for itself and its affiliates).

                  (c) RESPONSIBILITY FOR ERRORS; DELAYS. QUALCOMM's sole responsibility to Leap:

                           (i) for errors or omissions in connection with
Services shall be to furnish correct information, payment and/or adjustment in the Services, at no additional cost or expense to Leap; provided, Leap must promptly advise QUALCOMM of any such error or omission of which it becomes aware after having used reasonable efforts to detect any such errors or omissions; and



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                           (ii) for failure to adequately deliver any Service
because of impracticability, shall be to use reasonable efforts, subject to subsection 1.5(c), to make the Services available and/or to resume performing the Services as promptly as reasonably practicable.

                  (d) GOOD FAITH COOPERATION; CONSENTS. The parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. Such cooperation shall include exchanging information, providing electronic access to systems used in connection with Services, performing true-ups and adjustments and obtaining all consents, licenses, sublicenses or approvals necessary to permit each party to perform its obligations hereunder. The costs of obtaining such consents, licenses, sublicenses or approvals shall be allocated in an equitable manner between the parties, consistent with Section 1.3. The parties will maintain reasonable documentation related to the Services and cooperate with each other in making such information available as needed.

                  (e) ALTERNATIVES. If QUALCOMM reasonably believes it is unable to provide any Service, the parties shall cooperate to determine the best alternative approach. Until such alternative approach is found or the problem otherwise resolved to the satisfaction of the parties, QUALCOMM shall use reasonable efforts, subject to Section 1.5(a) and Section 1.5(b), to continue providing the Service. To the extent an agreed upon alternative approach requires payment above and beyond that which is included in QUALCOMM's charge for the Service in question, the Leap shall make any such additional payment unless the parties otherwise agree in writing.

         1.5      CERTAIN LIMITATIONS.

                  (a) IMPRACTICABILITY. QUALCOMM shall not be required to provide any Service to the extent the performance of such Service becomes "impracticable" as a result of a cause or causes outside the reasonable control of QUALCOMM, or to the extent the performance of such Services would require QUALCOMM to violate any applicable laws, rules or regulations, or would result in the breach of any software license or other applicable contract.

                  (b) ADDITIONAL RESOURCES. In providing the Services, QUALCOMM shall not be obligated to: (i) hire any additional employees; (ii) maintain the employment of any specific employee; (iii) purchase, lease or license any additional equipment or software; or (iv) pay any costs related to the transfer or conversion of Leap's data to Leap or any alternate supplier of Services.

                  (c) NO SALE, TRANSFER, ASSIGNMENT. Leap may not sell, transfer or assign, in whole or in part, its rights or obligations hereunder.

         1.6      CONFIDENTIALITY.

                  (a) INFORMATION SUBJECT TO OTHER OBLIGATIONS. Leap agrees that all confidential information regarding the Services, including, but not limited to, price, costs, methods of operation, and software, shall be maintained in confidence.



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                  (b) INTERNAL USE; TITLE, COPIES, RETURN. Except to the extent inconsistent with the express terms of the Separation and Distribution Agreement and any Ancillary Agreement other than this Agreement, Leap agrees that:

                           (i) title to all systems used in performing the
Services provided hereunder shall remain in QUALCOMM or its third party vendors;

                           (ii) to the extent the provision of any Service
involves intellectual property, including without limitation software programs or patented or copyrighted material, or material constituting trade secrets, Leap shall not copy, modify, reverse engineer, decompile or in any way alter any of such material, or otherwise use such material in a manner inconsistent with the terms and provisions of this Agreement, without QUALCOMM's express written consent; and

                           (iii) upon the termination of any of the Services,
Leap shall return to QUALCOMM, as soon as practicable, any equipment or other property of QUALCOMM relating to the Services which is owned or leased by it and is or was in Leap's possession or control.

         1.7      TERMINATION.

                  (a) ELECTION TO TERMINATE. Leap may terminate this Agreement either with respect to all, or with respect to any one or more, of the Services provided hereunder at any time and from time to time, for any reason or no reason, by giving written notice to QUALCOMM at least thirty (30) days prior to the date of such termination. QUALCOMM may terminate this Agreement either with respect to all, or with respect to any one or more, of the Services provided hereunder at any time and from time to time, for any reason or no reason, by giving written notice to Leap at least ninety (90) days prior to the date of such termination. In addition, the parties may at any time agree in writing to terminate this Agreement with respect to some or all of the Services, effective immediately or as indicated in such writing.

                  (b) AUTOMATIC TERMINATION. Except to the extent the parties otherwise agree in writing, and except where a longer term is set forth in a Schedule for any particular Service, this Agreement will automatically terminate on the Expiration Date.

                  (c) TERMINATION OF LESS THAN ALL SERVICES. In the event of any termination with respect to one or more, but less than all, Services, this Agreement shall continue in full force and effect with respect to any Services not terminated hereby.

         1.8 DISCLAIMER OF WARRANTIES, LIMITATION OF LIABILITY AND INDEMNIFICATION.

                  (a) DISCLAIMER OF WARRANTIES. QUALCOMM DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES. QUALCOMM MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE QUALITY, SUITABILITY OR ADEQUACY OF THE SERVICES FOR ANY PURPOSE OR USE.



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                  (b) LIMITATION OF LIABILITY; INDEMNIFICATION OF LEAP. QUALCOMM
shall have no liability to Leap with respect to its furnishing any of the Services hereunder except for liabilities arising out of the willful misconduct, fraud or gross negligence occurring after the Distribution Date of QUALCOMM. QUALCOMM will indemnify, defend and hold harmless Leap in respect of all liabilities related to, arising from, asserted against or associated with such willful misconduct, fraud or gross negligence. In no event shall QUALCOMM or any of its agents or affiliates have any liability for any incidental, indirect, special or consequential damages, whether or not caused by or resulting from negligence or breach of obligations hereunder and whether or not informed of the possibility of the existence of such damages.

                  (c) LIMITATION OF LIABILITY; INDEMNIFICATION OF QUALCOMM. Leap shall indemnify and hold harmless QUALCOMM in respect of all liabilities related to, arising from, asserted against or associated with QUALCOMM's furnishing or failing to furnish the Services provided for in this Agreement, other than liabilities arising out of the willful misconduct, fraud or gross negligence following the Distribution Date of QUALCOMM. In no event shall Leap have any liability for any incidental, indirect, special or consequential damages, whether or not caused by or resulting from negligence or breach of obligations hereunder and whether or not informed of the possibility of the existence of such damages.

         1.9 REPRESENTATIVE. The parties shall each appoint a representative (each, a "Representative") to facilitate communications and performance under this Agreement. Each party may treat an act of a Representative of another party as being authorized by such other party without inquiring behind such act or ascertaining whether such Representative had authority to so act. Each party shall have the right at any time and from time to time to replace its Representative by giving notice in writing to the other party. Each Representative is hereby authorized by the party he or she represents to approve the establishment of new or modifications to existing Schedules.

                                    ARTICLE 2

                                  MISCELLANEOUS

         2.1 TAXES. Leap shall bear all taxes, duties and other similar charges (and any related interest and penalties) imposed as a result of its receipt of Services under this Agreement, including any tax which Leap is required to withhold or deduct from payments to QUALCOMM, except any net income tax imposed upon QUALCOMM.

         2.2 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship of independent contractor nor be deemed to vest any rights, interest or claims in any third parties.

         2.3 MODIFICATION AND AMENDMENT; ENTIRE AGREEMENT. This Agreement may not be modified or amended except in a writing signed by the parties. This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all



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prior agreements and understandings between the parties with respect to the subject matter hereof.

         2.4 DISPUTE RESOLUTION. The parties acknowledge and agree that this Agreement and any dispute hereunder shall be subject to and governed by the dispute resolution provisions set forth in Article 10 of the Separation and Distribution Agreement.

         2.5 INCONSISTENCY. In the event of any inconsistency between the terms of this Agreement and any of the Schedules hereto, other than charges, the terms of this Agreement shall control.

         IN WITNESS WHEREOF, the parties have executed this Interim Services Agreement as of the date first above written.

                                   QUALCOMM INCORPORATED:



                                   By: /s/ Anthony S. Thornley
                                      ------------------------------------------

                                   Name: Anthony S. Thornley
                                        ----------------------------------------

                                   Title: Executive Vice President &
                                          Chief Financial Officer
                                         ---------------------------------------


                                   LEAP WIRELESS INTERNATIONAL, INC.:



                                   By: /s/ HARVEY P. WHITE
                                      ------------------------------------------

                                   Name: Harvey P. White
                                        ----------------------------------------

                                   Title: President & Chief Executive Officer
                                         ---------------------------------------



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